Notice of Grant of Stock Options             Scios Inc.
and Option Agreement                         ID:  95-3701481
                              2450 Bayshore Parkway
                             Mountain View, CA 94043


Name                                         Option Number:
Address                                      Plan:
City, State, Zip                             ID:

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Effective ____________, you have been granted a(n) Non-Qualified Stock Option to buy shares of Scios Inc. (the Company) stock at $_________ per share. The total option price of the shares granted is $ .

Shares in each period will become fully vested on the date shown.

   Shares         Vest Type             Full Vest             Expiration









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By your signature and the Company's  signature  below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Scios Inc.                                       Date


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Optionee                                         Date

                   NON-STATUTORY STOCK OPTION AGREEMENT UNDER
                       1996 NON-OFFICER STOCK OPTION PLAN
                                  OF SCIOS INC.

The terms of this non-statutory (non-qualified) option are as set forth in the preceding page and below:

         1. Acceleration of Vesting. Notwithstanding the vesting schedule on the preceding cover sheet, in the event a change in control (as hereinafter defined) occurs at the Company after the date hereof, and within one (1) year of such change in control your employment with the Company or an Affiliate (as such term is defined in the Plan) is terminated other than for cause (as hereinafter defined), this option may be exercised in full following such termination, without regard to the vesting limitations set forth above. For the purposes of the foregoing, a "change in control" shall have occurred if (i) any person (as defined in Section 13 of the Securities Exchange Act of 1934, as amended) acquires shares, other than directly from the Company, and thereby becomes the owner of more than 30% of the Company's outstanding shares (on a fully diluted basis) or (ii) the Company enters into a merger (other than one in connection with a voluntary change of corporate domicile or similar reorganization or recapitalization transaction) in which the stockholders of the Company (determined immediately prior to the merger) do not own at least 50% of the outstanding shares of the surviving entity after the merger. For the purposes of the foregoing, a termination shall be deemed to have been made for "cause" in the event you are terminated for any of the following reasons: (A) your continued failure to substantially perform your duties with the Company, (B) the engaging by you in gross misconduct materially and demonstrably injurious to the Company or its employees, (C) illicit drug use or habitual alcohol use, or (D) the commission by you of any felony.

         2. Payment of Exercise Price. Payment of the exercise price per share is due in full in cash (including check) when the option exercise price for the vested shares being purchased is five hundred dollars ($500.00) or less; provided, however, when the exercise price for the vested shares being purchased exceeds five hundred dollars ($500.00), you may elect to make payment of the exercise price under one of the following alternatives:

         (i) Payment of the exercise price in cash (or check) at the time or exercise (which shall include payment pursuant to a "cashless" exercise program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of common stock to you);

         (ii) (A) Payment of not less than twenty percent (20%) of the aggregate exercise price due in cash at the time of exercise and the balance by your promissory note under which not less than an additional twenty percent (20%) of said exercise price, plus interest at the rate determined in part (B) below, shall be due on each of the next four (4) anniversaries of the time of exercise, with full payment of the promissory note for the remainder of the exercise price, plus unpaid interest, due four (4) years from date of exercise or, at the Company's election, upon termination of your employment with the Company or an Affiliate; provided that as a part of your written notice of exercise you give notice of the election of this deferred payment arrangement, and to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you tender, in forms satisfactory to the Company, a note, a security agreement covering the purchased shares, or such other or additional documentation as the Company may request;

                  (B) Interest shall be charged at the minimum rate of interest necessary to avoid the recharacterization as interest, under any applicable provisions of the Code, of any portion of any deferred payment of the exercise price hereunder; or

         (iii) Provided that if at the time of exercise the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of common stock owned by you for at least six (6) months and owned free and clear of any liens, claims, encumbrances or security interests, which common stock shall be valued (i) if listed on a national securities exchange or quoted on the Nasdaq National Market, at the closing price on the trading day immediately preceding the date of exercise or
(ii) otherwise at the average of the closing bid and ask quotations published in the Wall Street Journal for the trading day immediately preceding the date of exercise; or

         (iv) Payment by a combination of the methods of payment specified in subparagraphs 2(i) through 2(iii) above.

         3. Adjustment and Minimum Exercise. In the event there occurs a change in the structure of the Company or in its outstanding stock which affects the rights and participation to which you would be entitled as of the date of such event had you exercised this option prior to such date, there shall be made an adjustment in the number of shares and the exercise price of this option as of the date of such event which shall result in your receiving proportionate rights and participation after the occurrence of such event. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), unless this option is then exercisable for less than one hundred
(100) shares, in which case, the number of shares then exercisable shall be the minimum number of shares.

         4. Securities Act of 1933. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act"), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         5. Term. THE TERM OF THIS OPTION COMMENCES ON THE DATE HEREOF AND, UNLESS SOONER TERMINATED AS SET FORTH BELOW OR IN THE PLAN, TERMINATES ON THE DATE EXACTLY TEN (10) YEARS MINUS ONE (1) DAY FROM THE DATE OF THIS OPTION. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your employment with the Company or an Affiliate for any reason or for no reason unless (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which case the option shall terminate on the earlier of the termination date set forth above or one twelve (12) months following such termination of employment; or (b) such termination of employment is due to your death, in which case the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death. However, in any and all circumstances, this option may be exercised following termination of employment with the Company only as to that number of shares as to which it was exercisable on the date of termination of employment with the Company.

         6. Manner of Exercise. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 10(d) of the Plan.

         7. Non-Transferable. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, you may, be delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise the option.

         8. Not an Employment Contract. This option is not an employment contract and nothing in this option shall be deemed to modify your at-will employment relationship with Scios to create in any way whatsoever any obligation on your part to continue in the employ of the Company (or service as a Consultant), or of the Company to continue your employment with the Company (or service as a Consultant).

         9. Notices. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified above or at such other address as you hereafter designate by written notice to the Company.

         10. Plan Terms. This option is subject to all the provisions of the Plan and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.